Exhibit 99.1

STERLING MULTIFAMILY TRUST

AMENDED AND RESTATED

SHARE REDEMPTION PLAN

The Board of Trustees (the “Board”) of Sterling Multifamily Trust, a North Dakota real estate investment trust (the “Trust”), has adopted a share redemption plan (the “Redemption Plan”) by which shares of the Trust’s common stock, par value $0.01 per share (“Shares”), may be redeemed by the Trust from shareholders subject to certain conditions and limitations. The purpose of this Redemption Plan is to provide limited interim liquidity for shareholders (under the conditions and limitations set forth below) until a liquidity event occurs. No shareholder is required to participate in the Redemption Plan.

1.Redemption of Shares.  The Trust may, at its sole discretion, acting for the Trust, or as General Partner of Sterling Properties, LLLP, redeem up to an aggregate of $100,000,000 of Shares and/or Units presented to the Trust or Limited Partnership for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares redeemed by the Trust shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Trust through the Redemption Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued pursuant to exemptions from applicable registration requirements of such laws.

2. Redemption Price.  The redemption price will be determined by the Board on an annual basis prior to January 1 of each calendar year the Redemption Plan remains in effect.

3. Funding and Operation of Redemption Plan. The Trust may make purchases under the Redemption Plan quarterly, at its sole discretion, on a pro rata basis.

4. Shareholder Requirements. Any shareholder may request a redemption with respect to all or a designated portion of their Shares, subject to the following conditions and limitations:

a.Holding Period. Only Shares that have been held by the presenting shareholder for at least one (1) year are eligible for redemption by the Trust. However, the Trust will waive the holding period for Shares (1) purchased with reinvested dividends; (2) redeemed in connection with a stockholder’s death; or (3) held in a 401(k) account. Appropriate legal documentation will be required for redemption requests upon death of a stockholder.

b.No Encumbrances. All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

c.Share Redemption Form. The presentment of Shares must be accompanied by a completed Share Redemption Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed, if such Shares are certificated.

d.Deadline for Presentment. All Shares presented and all completed Share Redemption Request forms must be received by the Trust or any redemption agent on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for redemption for that quarter.

e.Redemption Request Withdrawal. A shareholder may withdraw his or her repurchase request upon written notice to the Trust at any time prior to the date of repurchase.

f.Ineffective Withdrawal. In the event the Trust receives a written notice of withdrawal from a shareholder after the Trust has repurchased all or a portion of such shareholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such shareholder’s Shares that have not been repurchased. The Trust shall provide any such shareholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such shareholder’s written notice of withdrawal.

g.Repurchase Agent. The Trust may utilize a registered broker dealer in connection with the repurchases under this Redemption Plan.

h.Termination, Amendment or Suspension of Plan. The Redemption Plan will terminate and the Trust will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Redemption Plan if it determines to do so is in the best interest of the Trust. A determination by the Board to terminate, amend or suspend the Redemption Plan will require the affirmative vote of a majority of the Trustees, including a majority of the independent Trustees. If the Trust terminates, amends or suspends the Redemption Plan, the Trust will provide shareholders with thirty (30) days advance written notice and the Trust will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5. Miscellaneous.

a.Advisor Ineligible. The Advisor to the Trust, Sterling Management, LLC, shall not be permitted to participate in the Redemption Plan.

b.Liability. Neither the Trust nor any repurchase agent shall have any liability to any shareholder for the value of the shareholder’s Shares, the redemption price of the shareholder’s Shares, or for any damages resulting from the shareholder’s presentation of his or her Shares, the redemption of the Shares under this Redemption Plan or from the Trust’s determination not to redeem Shares under the Redemption Plan, except as a result from the Trust’s or the redemption agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

c.Taxes. Shareholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Trust’s redemption of Shares.

EXHIBIT “A”

Redemption Request Form

Entity and Account Number

□	Sterling Multifamily Trust (Shares) Acct. No. ________________________________

or

□	Sterling Multifamily Properties, LLLP (Units) Acct. No. ________________________________
Account Information

____________________________________________ ____________________________________
Account Title (Ex: John and Jane Doe, Jt Ten)	SSN or Tax ID
____________________________________________
Account Holder(s) Name(s)
Relationship to Account Holder: □ Self □ Joint Tenants □ Custodian □ Beneficiary □ Officer

Redemption Information

Shares or Units are redeemed pursuant to the terms of the applicable Redemption Plan, which I have received and reviewed. I understand that as of January 1, 2026, the redemption price is $24.22 per Share/Unit.

Select one of the following options:

□Redeem All Shares/Units (at $24.22/Share or Unit).

□Redeem ___________ Shares/Units (at $24.22/Share or Unit) for a Total of $_______________

Why are you redeeming?

□Retirement Income
□Significant Purchase
□Redemption Due to Owner’s Death
□Other: _________________________________________________________________________

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Method of Payment Information

Please send my redemption payment by check, mailed to the address on file with Computershare. By selecting this option, you confirm that your mailing information on file with Computershare is accurate and up to date.

Please send my redemption payment by Direct Deposit, using the banking information on file with Computershare. If you wish to receive your redemption by Direct Deposit but have not yet added your banking information to your Computershare profile, you must do so prior to submitting this Redemption Request.

I am a Custodian and will include complete payment instructions, including whether payment should be made via check or by wire, with this form.

Attestation & Signature

By signing below, I attest and affirm that I have lawful authority over the above-named Sterling holdings and all information I have provided in this form is accurate and correct. Further, I affirm that the Shares/Units I am requesting to redeem have been held by the account holder(s) for more than one calendar year and that these Shares/Units are not pledged as collateral to any security holder.

Account Holder: ________________________________________ Signature _______________________________________ Print Name Date	Joint Account Holder (if applicable): __________________________________________ Signature __________________________________________ Print Name Date

Custodian (if applicable): ______________________________________ Signature ______________________________________ Print Name Date

Redemption Request Form: Instructions & FAQs

Instructions

Please complete each section of the Redemption Request form, then return the completed form to Sterling Management via email (smftir@sretrust.com) or by mail (Attn: Investor Relations, 4340 18th Ave S, Suite 200, Fargo, ND 58103). Please ensure that you mail Sterling the original copy if the form contains a Medallion Signature Guarantee.

Typically, investors receive their redemption payment four to six weeks after delivering their redemption request to Sterling. Redemption Requests received during a Transaction Freeze may be delayed by an additional four weeks. Routine Transaction Freezes occur during the four weeks preceding each quarterly dividend date (1/15, 4/15, 7/15, and 10/15) and one week before each SEC filing date (3/11, 4/22, 5/6, 8/5, and 11/4).

If you have any questions or need help completing your Redemption Request, please contact the Investor Relations team at smftir@sretrust.com or by phone at 701-373-2717 and we’ll be happy to assist you.

Frequently Asked Questions

1. How can I update my payment instructions or my address? You can update your payment information by logging into your Computershare Investor Center account.

2. What is a Medallion Signature Guarantee and how do I obtain one? A Medallion Signature Guarantee (“Medallion”) is a method of verifying a requestor’s identity and guaranteeing the value of the security to be redeemed to protect against fraud. Medallions are required by Computershare as part of their compliance with the Securities and Exchange Commission’s (SEC’s) rules and regulations. Computershare cannot accept any alternative to a Medallion. Medallions are only provided by banks, brokerages, and similar organizations; Sterling cannot issue Medallions.

You are required to obtain a Medallion Signature Guarantee in the following situations:

(1) The Shares/Units are held by an IRA, Trust, Corporation, or Partnership; or

(2) The Shares/Units are held by a grantor, who has passed away, and are being redeemed by one or more of the grantor’s beneficiaries; or

(3) The Redemption Request is executed by an Attorney-in-Fact on behalf of the owner.

Sterling Multifamily Trust and its Advisor, Sterling Management, reserve the right to modify this requirement, as permitted by law, any time and without notice.

Most banks offer Medallions to clients who have an existing relationship with that bank (i.e., have a bank account at that institution). The bank will likely ask you to present documentation for proof of your ownership and identity, such as government-issued photo identification. Sterling recommends calling your bank to set up a Medallion appointment ahead of your visit to ensure that (1) your bank will provide a Medallion to you and (2) you bring the correct documentation.

You may need to submit multiple Redemption Requests if your holdings exceed the limit guaranteed by the Medallion. For example, if you have a value of $2,000,000 in holdings, and your bank only offers Medallion Signature Guarantees for a value of $1,000,000, you must complete two Redemption Requests to ensure your holdings are protected.